STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

I, Robert S. Kergan, Chief Financial Officer, of Winmax Trading Group, Inc., certify, pursuant to 18 U.S.C. ss. 1350, as enacted by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Quarterly Report on Form 10-KSB for the quarter ended March 31, 2005 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) Information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Winmax Trading Group, Inc.

            Dated: May 16, 2005

                                         /s/ Robert S. Kergan
                                         ----------------------------
                                         Robert S. Kergan
                                         Chief Financial Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Winmax Trading Group, Inc. and will be retained by Winmax Trading Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.